As filed with the Securities and Exchange Commission on September 23, 2019

Registration No. 333-32107

Registration No. 333-157464

Registration No. 333-176982

Registration No. 333-178694

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3 REGISTRATION STATEMENT (No. 333-32107)

FORM S-3 REGISTRATION STATEMENT (No. 333-157464)

FORM S-3 REGISTRATION STATEMENT (No. 333-176982)

FORM S-3 REGISTRATION STATEMENT (No. 333-178694)

UNDER THE SECURITIES ACT OF 1933

MIDSOUTH BANCORP, INC.

(Exact name of registrant as specified in its charter)

Louisiana	72-1020809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard

Lafayette, Louisiana 70501

(337) 237-8343

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joy Lambert Phillips

Executive Vice President, General Counsel and Corporate Secretary

Hancock Whitney Corporation

Hancock Whitney Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:

Nicholas G. Demmo, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of MidSouth Bancorp, Inc., a Louisiana corporation (the “Registrant”), previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-32107, originally filed with the Commission on July 25, 1997.

•	Registration Statement No. 333-157464, originally filed with the Commission on February 23, 2009, as amended by Amendment No. 1, filed with the Commission on June 24, 2009.

•	Registration Statement No. 333-176982, originally filed with the Commission on September 23, 2011.

•	Registration Statement No. 333-178694, originally filed with the Commission on December 22, 2011.

On September 21, 2019, pursuant to that certain Agreement and Plan of Merger dated as of April 30, 2019 (the “Merger Agreement”), between the Registrant and Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”), the Registrant merged with and into Hancock Whitney (the “Merger”).

In connection with the consummation of the Merger, the Registrant terminates the Registration Statements and deregisters the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, Mississippi, on September 23, 2019.

HANCOCK WHITNEY CORPORATION As successor by merger to MidSouth Bancorp, Inc.

By:	/s/ Michael M. Achary
Name:	Michael M. Achary
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.